EXHIBIT 99.1

Sun Healthcare Group, Inc. Names Chief Financial Officer

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     Irvine, Calif. (Jan. 24, 2005) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) Chairman and CEO Richard K. Matros today announced that L. Bryan Shaul will join the company as chief financial officer and executive vice president. Mr. Shaul is currently chief financial officer and executive vice president of Res-Care, Inc., the nation's largest provider of services to persons with developmental disabilities. Mr. Shaul will join Sun on Feb. 14, 2005.

"Bryan's skills and extensive experience in the healthcare industry will be of tremendous value to the company," said Matros. "His skill set in mergers, acquisitions, capital markets and insurance issues have particular value to the company," said Matros.

Mr. Shaul previously served as vice president, finance and controller at Humana, Inc., one of the nation's largest publicly traded health service companies; as chief financial officer of Primary Health, Inc., a physician practice management company; and as senior vice president and chief financial officer of RightCHOICE Managed Care, Inc., a managed care operations company that Mr. Shaul was instrumental in taking public. Mr. Shaul also has 22 years of experience at Coopers & Lybrand, where he was most recently partner-in-charge of Insurance Practice, Southern California.

About Sun Healthcare Group, Inc.
Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

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Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations and investigations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact of an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended Dec. 31, 2003, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's web site, www.sunh.com.

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